INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  May 7, 1998, in the Registration Statement and related
  Prospectus of The Municipal Bond Trust, Series 46.
  /s/ ERNST & YOUNG LLP
  New York, New York
  May 18, 1998